Fifth Amendment To
Amended and Restated Credit Agreement

This Fifth Amendment to Amended and Restated Credit Agreement (this “Fifth Amendment”) dated as of the 31st day of December, 2009, is by and between Bioanalytical Systems, Inc. (“Borrower”) and PNC Bank, National Association, as successor by merger to National City Bank (“Bank”);

Witnesseth:

Whereas, as of January 4, 2005, the parties hereto entered into a certain Credit Agreement, as amended (as amended, the “Agreement”);

Whereas, the parties desire to further amend the Agreement, subject to the terms contained therein;

Now, Therefore, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Part I.  Amendatory Provisions

Article 1.  Definition

Section 1.1 of the Agreement is hereby amended by substituting the following definition in lieu of the like existing definition:

“Line of Credit Maturity Date” means January 15, 2010.

Article 2.  Credit

2.2          Interest; Unused Fees and Rate Selection.

2.2.1.  Line of Credit - Interest.  Section 2.2.1 of the Agreement is hereby amended by substituting the following new Section 2.2.1 in lieu of the existing Section 2.2.1:

2.2.1 Line of Credit - Interest.  Prior to maturity or Default, the outstanding principal balance of Advances under the Line of Credit shall bear interest at a per annum rate equal to the LIBOR plus Nine Percent (9%).  In the event that the LIBOR shall become unavailable, the outstanding principal balance of Advances under the Line of Credit shall bear interest at a per annum rate equal to the Prime Rate plus Six Percent (6%).

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Part II.  Continuing Effect

Except as expressly modified herein:

(a)           All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Fifth Amendment; provided, however, in the event of any irreconcilable inconsistency, this Fifth Amendment shall control;

(b)           The representations and warranties contained in the Agreement shall survive this Fifth Amendment in their original form as continuing representations and warranties of Borrower; and

(c)           Capitalized terms used in writing by Bank, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa)         Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)         There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)         Except as expressly waived in writing by Bank, there has not occurred any Default or Unmatured Default; and

(dd)         After giving effect to this Fifth Amendment and any transactions contemplated hereby, no Default or Unmatured Default is or will be occasioned hereby or thereby.

Part III.  Conditions Precedent

Notwithstanding anything contained in this Fifth Amendment to the contrary, Bank shall have no obligation under this Fifth Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:

(a)           Bank shall have received this Fifth Amendment, duly executed in the form prescribed by Bank;

(b)           Bank shall have received a Reaffirmation of Guaranty, in the form prescribed by Bank, duly executed by each Guarantor;

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(c)           Bank shall have received a duly executed certificate of the Secretary of Borrower (i) certifying as to attached copies of Resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Fifth Amendment, and (ii) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-laws of Borrower or certifying that such Articles of Incorporation or By-laws have not been amended (except as shown) since the previous delivery thereof to Bank;

(d)           Borrower shall have paid Bank a $5,000 non-refundable fee, which is due and payable upon execution of this Fifth Amendment; and

(e)           All legal matters incident to this Fifth Amendment shall be reasonably satisfactory to Bank and its counsel.

PART IV.  EXPENSES

Borrower shall reimburse Bank for all reasonable legal fees and other expenses incurred by Bank in connection with this Fifth Amendment and the transactions contemplated hereby.  Bank is hereby authorized to debit Borrower’s operating account maintained at Bank for such legal fees and expenses.

PART V.  ADDITIONAL EXTENSION FEE

An additional extension fee owed to Bank in the amount of Thirty Thousand Dollars ($30,000) shall be fully earned and due upon execution of this Fifth Amendment; provided, however, in the event all of the Obligations under the Agreement have been paid in full and all remaining commitments of Bank under the Agreement have been terminated on or before January 15, 2010, Bank agrees to waive the payment of such additional extension fee.  Otherwise, such additional extension fee shall be payable on January 15, 2010.

PART VI.  COUNTERPARTS

This Fifth Amendment may be executed in counterparts, all of which taken together shall constitute one agreement.

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In Witness Whereof, Borrower and Bank have caused this Fifth Amendment to be executed by their respective officers duly authorized as of the date first above written.

“Borrower”
Bioanalytical Systems, Inc.

By:
Its:

“Bank”
PNC Bank, National Association

By:
Its:

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